Exhibit 2

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                                  FANSTEEL INC.

                               * * * * * * * * * *

                                    Article I

                                     OFFICES


     The registered office of Fansteel Inc. (the "Corporation") shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation also may have offices at such other places, within or without the State of Delaware, as the Board determines from time to time or the business of the Corporation requires.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 1. PLACE OF MEETINGS. Except as otherwise provided in these By-laws, all meetings of the stockholders shall be held on such dates and at such times and places, within or without the State of Delaware, as shall be determined by the Board of Directors, the Chief Executive Officer or the President and as shall be stated in the notice of the meeting or in waivers of notice thereof. If the place of any meeting is not so fixed, it shall be held at the registered office of the Corporation in the State of Delaware.

     Section 2. ANNUAL MEETING. The annual meeting of stockholders for the election of directors and the transaction of such other proper business as may be brought before the meeting shall be held on such date after the close of the Corporation's fiscal year, and at such time, as the Board of Directors may from time to time determine.

     Section 3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, may be called by the Board of Directors, the Chief Executive Officer or the President and shall be called by the Chief Executive Officer, the President or the Secretary upon the written request of a majority of the stockholders. The request shall state the date, time, place and purpose or purposes of the proposed meeting.

     Section 4. NOTICE OF MEETINGS. Except as otherwise required or permitted by law, whenever the stockholders are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date and hour of the meeting and, unless it is the annual meeting, by or at whose direction it is being issued. The notice also shall designate the place where the stockholders list is available for examination, unless the list is kept at the place where the meeting is to be held. Notice of a special meeting also shall state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be delivered personally or shall be mailed, not less than 10 and not more than 60 days before the date of the meeting, to each stockholder entitled to vote at the meeting. If mailed, the notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder's address as it appears on the records of the Corporation, unless such stockholder shall have filed with the Secretary of the Corporation a written request that such notices be mailed to some other address, in which case it shall be directed to such other address. Notice of any meeting of stockholders need not be given to any stockholder who shall attend the meeting, other than for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened, or who shall submit, either before or after the time stated therein, a signed waiver of notice. Unless the Board of Directors, after an adjournment is taken, shall fix a new record date for an adjourned meeting or unless the adjournment is for more than 30 days, notice of an adjourned meeting need not be given if the place, date and time to which the meeting shall be adjourned are announced at the meeting at which the adjournment is taken.

     Section 5. QUORUM. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, at all meetings of stockholders the holders of a majority of the shares of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

     Section  6.  VOTING.  Except  as  otherwise  provided  by  law  or  by  the
Certificate of Incorporation of the Corporation, at any meeting of the stockholders every stockholder of record having the right to vote thereat shall be entitled to one vote for every share of stock standing in his name as of the record date and entitling him to so vote. A stockholder may vote in person or by proxy. Except as otherwise provided by law or by the Certificate of Incorporation, any corporate action to be taken by a vote of the stockholders, other than the election of directors, shall be authorized by the affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote on the subject matter. Directors shall be elected as provided in Section 2 of Article III of these By-laws. Written ballots shall not be required for voting on any matter unless ordered by the chairman of the meeting, except that, unless otherwise provided in the Certificate of Incorporation of the Corporation, all elections of directors shall be by written ballot.

    Section 7. PROXIES. Every proxy shall be executed in writing by the stockholder or by his authorized representative, or otherwise as provided in the General Corporation Law of the State of Delaware (the "General Corporation Law").

     Section 8. LIST OF STOCKHOLDERS. At least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing their addresses and the number of shares registered in their names as of the record date shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 9. CONDUCT OF MEETINGS. At each meeting of the stockholders, the Chairman of the Board of Directors or the Chief Executive Officer or, in the absence of each, the President, shall act as chairman of the meeting. The Secretary or, in his absence, any person appointed by the chairman of the meeting shall act as secretary of the meeting and shall keep the minutes thereof. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

     Section 10. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Unless otherwise provided in the Certificate of Incorporation of the Corporation, any action required to be taken or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed, in person or by proxy, by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted in person or by proxy and shall be delivered to the Corporation as required by law. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                   ARTICLE III

                               BOARD OF DIRECTORS

     Section 1. NUMBER OF DIRECTORS. Except as otherwise provided in the Certificate of Incorporation of the Corporation, the Board of Directors shall consist of one (1) or more members. Until such time as the Board of Directors determines otherwise, the number of directors shall be five (5). The number of directors may be reduced or increased from time to time by action of a majority of the whole Board, but no decrease may shorten the term of an incumbent director. When used in these By-laws, the term "whole Board" means the total number of directors which the Corporation would have if there were no vacancies.

     Section 2. ELECTION AND TERM. Except as otherwise provided by law, by the Certificate of Incorporation of the Corporation or by these By-laws, the directors shall be elected at the annual meeting of the stockholders and the persons receiving a plurality of the votes cast shall be so elected. Subject to his earlier death, resignation or removal as provided in Section 3 of this
Article III, each director shall hold office until his successor shall have been elected and shall have qualified.

     Section 3. REMOVAL. A director may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

     Section 4. RESIGNATIONS. Any director may resign at any time by giving written notice of his resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

     Section 5. VACANCIES. Except as otherwise provided in the Certificate of Incorporation of the Corporation, any vacancy in the Board of Directors arising from an increase in the number of directors or otherwise may be filled by the vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

     Section 6. PLACE OF MEETINGS. Except as otherwise provided in these By-laws, all meetings of the Board of Directors shall be held at such places, within or without the State of Delaware, as the Board determines from time to time.

     Section 7. ANNUAL MEETING. The annual meeting of the Board of Directors shall be held either without notice immediately after the annual meeting of stockholders and in the same place, or on such date and at such time and place as the Board determines from time to time.

     Section 8. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held on such dates and at such times and places as the Board determines from time to time. Notice of regular meetings need not be given, except as otherwise required by law.

     Section 9. SPECIAL MEETINGS. Special meetings of the Board of Directors, for any purpose or purposes, may be called by the Chief Executive Officer or the President and shall be called by the Chief Executive Officer, the President or the Secretary upon the written request of a majority of the directors. The request shall state the date, time, place and purpose or purposes of the proposed meeting.

     Section 10. NOTICE OF MEETINGS. Notice of each special meeting of the Board (and of each annual meeting which is not held immediately after, and in the same place as, the annual meeting of stockholders) shall be given, not later than 24 hours before the meeting is scheduled to commence, by the Chief Executive Officer, the President or the Secretary and shall state the place, date and time of the meeting. Notice of each meeting may be delivered to a director by hand or given to a director orally (either by telephone or in person) or mailed, telegraphed or sent by facsimile transmission to a director at his residence or usual place of business, provided, however, that if notice of less than 72 hours is given it may not be mailed. If mailed, the notice shall be deemed given when deposited in the United States mail, postage prepaid; if telegraphed, the notice shall be deemed given when the contents of the telegram are transmitted to the telegraph service with instructions that the telegram immediately be dispatched; and if sent by facsimile transmission, the notice shall be deemed given when transmitted with transmission confirmed. Notice of any meeting need not be given to any director who shall submit, either before or after the time stated therein, a signed waiver of notice or who shall attend the meeting, other than for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened. Notice of an adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, and also to the other directors unless the place, date and time of the new meeting are announced at the meeting at the time at which the adjournment is taken.

     Section 11. QUORUM. Except as otherwise provided by law or in these By-laws, at all meetings of the Board of Directors a majority of the whole Board shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another place, date and time.

     Section 12. CONDUCT OF MEETINGS. At each meeting of the Board of Directors, the Chairman of the Board of Directors or, in his absence, the Chief Executive Officer shall act as chairman of the meeting. The Secretary or, in his absence, any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the Board shall be as determined by the chairman of the meeting.

     Section 13. COMMITTEES OF THE BOARD. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate an executive committee and other committees, each consisting of one or more directors. Each committee (including the members thereof) shall serve at the pleasure of the Board of Directors and shall keep minutes of its meetings and report the same to the Board. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member or members at any meeting of the committee. In addition, in the absence or disqualification of a member of a committee, if no alternate member has been designated by the Board of Directors, the member or members present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Except as limited by law, each committee, to the extent provided in the resolution of the

Board of Directors establishing it, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation.

     Section 14. OPERATION OF COMMITTEES. A majority of all the members of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of all the members of a committee present at a meeting at which a quorum is present shall be the act of the committee. Each committee shall adopt whatever other rules of procedure it determines for the conduct of its activities.

     Section 15. CONSENT TO ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 16. ATTENDANCE OTHER THAN IN PERSON. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.


                                   ARTICLE IV

                                    OFFICERS

     Section 1. EXECUTIVE AND OTHER OFFICERS. The Board of Directors may elect or appoint executive officers of the Corporation which shall be a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Chief

Financial Officer, a Treasurer and a Controller. The Board of Directors from time to time may choose other officers or agents, including, but not limited to, a Chief Operating Officer, one or more Vice Presidents (any of whom may be designated as Executive Vice Presidents or otherwise), one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, one or more Assistant Controllers and any other officers it deems necessary or desirable for the conduct of the business of the Corporation, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-laws or as the Board of Directors from time to time may determine. The Chairman of the Board, the President or the Chief Executive Officer may appoint any such other officers or agents, other than a Chief Operating Officer, fix their term of office, and prescribe their respective authorities and duties. Any officer may devote less than all of his working time to his activities as such if the Board so approves.

     Section 2. DUTIES. (a) CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at meetings of the Board of Directors at which he or she is present, and shall give counsel and advice to the Board of Directors and the officers of the Corporation on all subjects touching the welfare of the Corporation and the conduct of its business. He or she shall perform such other duties as the Board of Directors may from time to time determine. The Chairman shall be a member of the Board of Directors. The Chairman shall have the power to sign all certificates, contracts, obligations and other instruments of the Corporation.

     (b) THE PRESIDENT. Unless otherwise determined by the Board of Directors and except as otherwise vested in the Chief Executive Officer (if such position shall be held by a different person), the President shall be the chief executive officer of the Corporation and, subject to the overall direction and control of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and shall be a member of the Board of Directors. In the event of the death, absence, unavailability or disability of the Chairman of the Board, the President shall exercise all the powers and discharge all the duties of the Chairman. The President shall have power to sign all certificates, contracts, obligations and other instruments of the Corporation. The President shall do and perform all such other duties and may exercise such other powers as from time to time may be assigned to him by these By-laws or by the Board of Directors.

     (c) CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the overall direction and control of the Board of Directors, shall have general charge and control of the business and affairs of the Corporation. In the event of the death, absence, unavailability or disability of the Chairman of the Board or the President, the Chief Executive Officer shall exercise all the powers and discharge all the duties of the Chairman. The Chief Executive Officer shall do and perform all such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-laws or by the Board of Directors. The Chief Executive Officer shall have the power to sign all certificates, contracts, obligations and other instruments of the Corporation.

     (d) THE VICE PRESIDENTS AND ASSISTANT VICE PRESIDENTS. The Vice Presidents and Assistant Vice Presidents shall perform such duties and may exercise such powers as from time to time may be assigned to him or her by these By-laws or by the Board of Directors, the Chairman of the Board, the President, the Chief Executive Officer or the Chief Operating Officer. The Board of Directors, the Chairman of the Board, the President, the Chief Executive Officer or the Chief Operating Officer may designate one or more Vice Presidents as Executive Vice

Presidents or Senior Vice Presidents. In the event of the death, absence, unavailability or disability of the Chairman of the Board, the President, the Chief Executive Officer or the Chief Operating Officer, the Board of Directors may, in its discretion, designate one or more Vice Presidents who shall, for the time being, act as Chairman of the Board, President, Chief Executive Officer or Chief Operating Officer; and when so acting, such Vice Presidents shall have all of the powers and discharge all of the duties of the Chairman of the Board, the President, the Chief Executive Officer or the Chief Operating Officer, except as otherwise provided in Section 3 hereof. Each Vice President who has been designated an Executive Vice President or Senior Vice President shall, except where by law the signature of the President is required, possess the same power as the President to sign all certificates, contracts, obligations and other instruments of the Corporation.

     (d) CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall, subject to the control of the Board of Directors, keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director. The Chief Financial Officer shall be empowered, from time to time, to require from the officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation. The Chief Financial Officer shall deposit all moneys and other valuables in the name and the credit of the Corporation with such depositaries as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation and shall have other powers and perform such other duties as may be prescribed by the Board of Directors, the President or the Chief Executive Officer, or these By-laws. The Chief Financial Officer shall have the power to sign all certificates, contracts, obligations and other instruments of the Corporation.


     (e) THE SECRETARY AND THE ASSISTANT SECRETARIES. The Secretary shall:

          (i) Attend meetings of the stockholders and the Board of Directors, keep the minutes of such meetings and cause the same to be recorded in books provided for that purpose;

          (ii) Prepare, or cause to be prepared, and submit to the Inspectors of election at each meeting of the stockholders a certified list, in alphabetical order, of the names of the stockholders entitled to vote at such meeting, together with the class and number of shares of stock held by each;

          (iii) Provide that all notices are duly given in accordance with the provisions of these By-laws or as required by statute;

          (iv) Be custodian of the records and minutes of the Corporation, the Board of Directors and any committees thereof, and of the seal of the Corporation; see that the seal is affixed, if necessary, to all stock certificates prior to their issuance and to all documents the execution of which on behalf of the Corporation under its seal shall have been duly authorized and attest the seal when so affixed;

          (v) Provide that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed; and

          (vi) In general, perform all duties and have all powers incident to the office of Secretary and perform such other duties and have such other powers as from time to time may be assigned to him or her by these By-laws or by the Board of Directors.


At the request of the Secretary, or in his or her absence or disability, any Assistant Secretary shall perform any of the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. Except where by law the signature of the Secretary is required, each of the Assistant Secretaries shall possess the same power as the Secretary to sign certificates, contracts, obligations and other instruments of the Corporation, and to affix the seal of the Corporation to such instruments and attest the same.


     (f) THE TREASURER AND THE ASSISTANT  TREASURERS.


          (i) The Treasurer shall, subject to the control of the Board of Directors and except as such powers and duties are otherwise vested in the Chief Financial Officer (if such position shall be held by a different person), have the care and custody of the funds including the borrowing thereof, the securities, receipts and disbursements of the Corporation; cause all moneys and other valuable effects to be deposited in the name and to the credit of the Corporation, in such banks or trust companies or with such bankers of other depositaries as shall be selected by the Board of

     Directors or any committee thereof, or pursuant to authority conferred by the Board of Directors or any committee thereof; cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation; cause to be taken and preserved paper vouchers for all moneys disbursed; render to the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Board of Directors or any committee thereof, whenever requested, an account of his or her transactions as Treasurer; in general, perform all duties and have all powers incident to the office of Treasurer and perform such other duties and have such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors. The Treasurer shall have the power to sign all certificates, contracts, obligations and other instruments of the Corporation.

          (ii) At the request of the Treasurer, or in his or her absence or disability, the Assistant Treasurer, or in case there shall be more than one Assistant Treasurer, the Assistant Treasurer designated by the Board of Directors, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer or the Chief Operating Officer, shall perform any of the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Except where by law the signature of the Treasurer is required, each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Corporation.

     (g) THE CONTROLLER AND THE ASSISTANT CONTROLLERS.

          (i) The Controller shall cause to be kept correct books of accounts of all the business transactions of the Corporation, shall see that adequate audits thereof are currently and regularly made, shall examine and certify the accounts of the Corporation, shall render to the Board of Directors, the Audit Committee, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer or the Chief Operating Officer, whenever requested, an account of the financial condition of the Corporation, and shall report to the Board of Directors, to the Audit Committee or to such officers as the Board of Directors may require. He or she shall perform such other duties and have such other powers as from time to time may be assigned to him or her by the Board of Directors.

          (ii) At the request of the Controller, or in his or her absence or disability, the Assistant Controller, or in case there shall be more than one Assistant Controller, the Assistant Controller designated by the Board of Directors or by the Chairman of the Board, the President, the Chief Executive Officer or the Chief Operating Officer, shall perform any of the duties of the Controller and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Controller.

     Section 3. TERM; REMOVAL. Subject to his earlier death, resignation or removal, each officer shall hold his office until his successor shall have been elected or appointed and shall have qualified. Any officer may be removed at any time, with or without cause, by the Board of Directors.

     Section 4. RESIGNATIONS. Any officer may resign at any time by giving written notice of his resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

     Section 5. VACANCIES. If an office becomes vacant for any reason, the Board of Directors or the stockholders may fill the vacancy, and each officer so elected or appointed shall serve for the remainder of his predecessor's term and until his successor shall have been elected or appointed and shall have qualified.


                                    ARTICLE V

                          Provisions Relating to Stock

                          CERTIFICATES AND STOCKHOLDERS


     Section 1. CERTIFICATES. Certificates for the Corporation's capital stock shall be in such form as required by law and as approved by the Board of Directors. Each certificate shall be signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President and by the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer, and shall bear the seal of the Corporation or a facsimile thereof. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature shall have been placed on any certificate shall have ceased to be such officer, transfer agent or registrar before the certificate shall be issued, the certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 2. REPLACEMENT CERTIFICATES. The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of the lost, stolen or destroyed certificate, or such person's legal representative, to make an affidavit of that fact and to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of the certificate or the issuance of such new certificate.

     Section 3. TRANSFERS OF SHARES. Transfers of shares shall be registered on the books of the Corporation maintained for that purpose after due presentation of the stock certificates therefore, appropriately endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

     Section 4. RECORD DATE. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 or less than 10 days before the date of any such meeting, shall not be more than 10 days after the date on which the Board fixes a record date for any such consent in writing, and shall not be more than 60 days prior to any other action.

                                   ARTICLE VI
                                 INDEMNIFICATION


     Section 1. INDEMNIFICATION. Unless otherwise determined by the Board of Directors, the Corporation shall, to the fullest extent permitted by the General Corporation Law (including, without limitation, Section 145 thereof) or other provisions of the laws of Delaware relating to indemnification of directors, officers, employees and agents, as the same may be amended and supplemented from time to time, indemnify any and all such persons whom it shall have power to indemnify under the General Corporation Law or such other provisions of law.

     Section 2. STATUTORY  INDEMNIFICATION.  Without  limiting the generality of
Section 1 of this Article VI, to the fullest extent permitted, and subject to the conditions imposed, by law, and pursuant to Section 145 of the General Corporation Law, unless otherwise determined by the Board of Directors:

          (i) the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and

          (ii) the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against reasonable expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except as otherwise provided by law.

     Section 3. INDEMNIFICATION BY RESOLUTION OF STOCKHOLDERS OR DIRECTORS OR AGREEMENT. To the fullest extent permitted by law, indemnification may be granted, and expenses may be advanced, to the persons described in Section 145 of the General Corporation Law or other provisions of the laws of Delaware relating to indemnification and advancement of expenses, as from time to time may be in effect, by (i) a resolution of stockholders, (ii) a resolution of the Board of Directors, or (iii) an agreement providing for such indemnification and advancement of expenses.

     Section 4. GENERAL. It is the intent of this Article VI to require the Corporation, unless otherwise determined by the Board of Directors, to indemnify the persons referred to herein for judgments, fines, penalties, amounts paid in settlement and reasonable expenses (including attorneys' fees), and to advance expenses to such persons, in each and every circumstance in which such indemnification and such advancement of expenses could lawfully be permitted by express provision of by-laws, and the indemnification and expense advancement provided by this Article VI shall not be limited by the absence of an express recital of such circumstances. The indemnification and advancement of expenses provided by, or granted pursuant to, these By-laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled, whether as a matter of law, under any provision of the Certificate of Incorporation of the Corporation, these By-laws, by agreement, by vote of stockholders or disinterested directors of the Corporation or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 5. INDEMNIFICATION BENEFITS. Indemnification pursuant to these By-laws shall inure to the benefit of the heirs, executors, administrators and personal representatives of those entitled to indemnification.

     Section 6. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was entitled to indemnification herein against any liability asserted against or incurred by such person or arising out of the status of such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this
Article VI.


                                   ARTICLE VII

                               GENERAL PROVISIONS


     Section 1. DIVIDENDS. To the extent permitted by law, the Board of Directors shall have full power and discretion, subject to the provisions of the Certificate of Incorporation of the Corporation and the terms of any other corporate document or instrument binding upon the Corporation, to determine what, if any, dividends or distributions shall be declared and paid or made.

     Section 2. SEAL. The Corporation's seal shall be in such form as is required by law and as shall be approved by the Board of Directors.

     Section 3. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

     Section 4. VOTING SHARES IN OTHER CORPORATIONS. Unless otherwise directed by the Board of Directors, shares in other corporations which are held by the Corporation shall be represented and voted only by the Chairman of the Board, the Chief Executive Officer, the President or by a proxy or proxies appointed by any of them.


                                  ARTICLE VIII

                                   AMENDMENTS


     Section 1. BY STOCKHOLDERS. The By-laws may be amended by a majority vote of all of the stockholders issued and outstanding and at the time entitled to vote at any annual or special meeting of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

     Section 2. BY DIRECTORS. The By-Laws may be adopted, amended or repealed by the Board of Directors, provided the conferral of such power on the Board shall not divest the stockholders of the power, or limit their power, to adopt, amend or repeal By-laws.

                                   ARTICLE IX

               BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS


     The Corporation shall not be governed by Section 203 of the General Corporation Law, Chapter 1, Title 8, Delaware Code of 1953, as amended.